Exhibit 4.8.1

THE INDEBTEDNESS EVIDENCED HEREBY IS SUBJECT TO THE PROVISIONS OF A SUBORDINATION AGREEMENT DATED JULY       , 2009 BETWEEN LENDER AND WELLS FARGO BANK NATIONAL ASSOCIATION

AMENDMENT NO. 1

TO

SUBORDINATED SECURED PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO SUBORDINATED SECURED PROMISSORY NOTE dated as of July 20, 2009 (this “Amendment”), is entered into by and among MGP INGREDIENTS, INC., a Kansas corporation and MIDWEST GRAIN PIPELINE, INC., a Kansas corporation (each a “Borrower” and collectively the “Borrowers”), and the CLOUD L. CRAY, JR. TRUST under agreement dated October 25, 1983 (together with its successors and assigns, the “Lender”).

RECITALS

A.                                    The Borrowers and the Lender have entered into that certain Subordinated Secured Promissory Note dated March 27, 2009 (as renewed, amended or otherwise modified, the “Note”).

B.                                    The Borrowers and the Lender desire to amend the Note to, among other things, extend the Maturity Date.

C.                                    Subject to the representations and warranties of the Borrowers and upon the terms and conditions set forth in this Amendment, the Lender is willing to grant such amendment as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, and to induce the Lender to enter into this Amendment, the Borrowers and the Lender hereby agree as follows:

SECTION 1.                        DEFINED TERMS.  Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Note.

SECTION 2.                        AMENDMENT.  Section 2 of the Note is amended and restated in its entirety to read as follows:

“2.                               MATURITY DATE.

The “Maturity Date” of this Note shall be the earlier of: (a) March 27, 2011; or (b) the acceleration of the Loan by the Lender upon the occurrence of an Event of Default.”

SECTION 3.                        LIMITATIONS ON AMENDMENTS.

3.1                               The amendment set forth in Sections 2 above is effective for the purposes set forth herein and will be limited precisely as written and will not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Note, (b) otherwise prejudice any right or remedy which the Lender may now have or may have in the future under or in connection with the Note or (c) be a consent to any future amendment, waiver or modification of any other term or condition of the Note.

3.2                               This Amendment is to be construed in connection with and as part of the Note and all terms, conditions, representations, warranties, covenants and agreements set forth in the Note, except as herein amended, will remain in full force and effect.

SECTION 4.                        REPRESENTATIONS AND WARRANTIES.  In order to induce the Lender to enter into this Amendment, the Borrowers represent and warrant to the Lender as follows:

4.1                               Immediately after giving effect to this Amendment no Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment; and

4.2                               The execution, delivery and performance by the Borrowers of this Amendment are within the Borrowers’ powers, have been duly authorized by all necessary action.

SECTION 5.                        EFFECTIVENESS.  This Amendment will become effective as of the date hereof upon the execution and delivery of this Amendment, whether the same or different copies, by the Borrowers and the Lender.

SECTION 6.                        This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts will be deemed an original of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWERS:

MGP INGREDIENTS, INC., a Kansas corporation

By:	/s/ Timothy W.Newkirk
Name: Timothy W. Newkirk
Title: Pres. & CEO

MIDWEST GRAIN PIPELINE, INC., a Kansas corporation

By:	/s/ Timothy W. Newkirk
Name: Timothy W. Newkirk
Title: Pres. & CEO

LENDER:

/s/ Cloud L. Cray, Jr. TTEE
Cloud L. Cray, Jr., as Trustee of the CLOUD L.
CRAY, JR. TRUST under agreement dated October 25, 1983

Amendment to $20 million Promissory Note